UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 29, 2006

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

During the period August 29, 2006 through September 30, 2006, Rite Aid Corporation (“Rite Aid”) will be making presentations to certain investors in several major U.S. cities in advance of the vote at a special meeting of Rite Aid stockholders to approve the issuance of additional shares of Rite Aid common stock and certain other matters in connection with the acquisition by Rite Aid of all of the outstanding capital stock of The Jean Coutu Group (PJC) USA, Inc., a wholly-owned subsidiary of The Jean Coutu Group (PJC) Inc., which is engaged in the business of owning and operating a network of retail pharmacy stores conducting business under the Eckerd and Brooks banners.

Furnished as Exhibit 99.1 hereto and incorporated herein by reference are the slides to be used at such presentations to investors.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1         Copy of the slides for Rite Aid Corporation presentations to investors

Additional Information and Where to Find It

Rite Aid intends to file with the Securities and Exchange Commission a proxy statement in connection with the proposed transaction.  The proxy statement will be mailed to the stockholders of Rite Aid.  STOCKHOLDERS OF RITE AID ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting our Secretary, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

Participants in the Solicitation

Rite Aid and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include Rite Aid’s executive officers and directors.  Further information regarding persons who may be deemed participants will be available in Rite Aid’s proxy statement to be filed with the Securities and Exchange Commission in connection with the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Date: August 29, 2006	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBITS

99.1                           Copy of the slides for Rite Aid Corporation presentations to investors